UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of SEch Act1934

Date of Report (Date of earliest event reported) October 12 2011

WYNDSTORM CORP
 (Exact name of registrant as specified in its charter)

NEVADA 				0-19705					13-3469932
 (State of Incorporation)		(Commission file )				(IRS EIN)

2236 Cathedral Avenue, Washington DC  20008
 (Address of principal executive offices)	(Zip Code)
Registrants telephone number, including area code:  202 491 4550
 (Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.03	Bankruptcy

On October 7 2011 registrant filed for chapter 7 bankruptcy at the United States Bankruptcy Court for the District of Columbia, E. Barrett Prettyman United States Courthouse
333 Constitution Avenue Washington DC 20001 case number 11 00753.
This corporation can be dissolved as a result of this action.

SIGNATURES
Pursuant to the requirements ...


WYNDSTORM CORP
(Registrant)

Date:  October 12 2011





____/S/  Thomas Kerns McKnight______
(Signature)*
Thomas Kerns McKnight
Secretary, Treasurer and General Counsel